SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/29/2004
FILE NUMBER 811-08066
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                   $    44
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                   $     2
              Class C Shares                   $     8
              Investor Class Shares            $ 5,815

73A.     Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                   $ 0.122
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares                   $ 0.052
              Class C Shares                   $ 0.052
              Investor Class Shares            $ 0.136
              Institutional Class Shares       $ 0.136

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                       257
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                        53
              Class C Shares                       116
              Investor Class Shares             38,982
              Institutional Class Shares             1

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 23.62
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 23.45
              Class C Shares                   $ 23.63
              Investor Class Shares            $ 24.18
              Institutional Class Shares       $ 23.65